Exhibit 99.1

Kenexa Announces Financial Results for Third Quarter 2008

WAYNE, Pa. – November 3, 2008 – Kenexa (Nasdaq: KNXA), a global provider of talent acquisition and retention solutions, today announced its operating results for the third quarter ended September 30, 2008.

For the third quarter of 2008, Kenexa reported total revenue of $54.0 million, representing an increase of 15% over the $46.8 million reported for the third quarter of 2007. Subscription revenue was $43.0 million for the third quarter of 2008, an increase of 13% compared to the third quarter of 2007, while professional services and other revenue was $11.0 million for the third quarter of 2008, an increase of 28% over the same period of 2007.

Rudy Karsan, Chief Executive Officer of Kenexa, stated, “Our third quarter results were consistent with our revised guidance issued in early September. However, over the course of the last several weeks of the quarter, the business environment deteriorated further and caused customers to pause as they evaluated how the changing economic climate would impact their business.”

Karsan added, “We have long stated that that we would do all that was possible and appropriate to protect the profitability of the company during the most challenging times. To that end we have taken action to reduce our cost structure in an effort to continue delivering solid profitability and cash flow for our shareholders. At the same time, we are positioning the Company to re-accelerate revenue growth when the economic environment improves. We believe Kenexa is well positioned to not only weather the short-term challenges imposed by current economic conditions, but also to continue building on our strong market position as a result of our differentiated value proposition, expanding suite of solutions, large global footprint and industry leading domain expertise.”

Kenexa’s income from operations, determined in accordance with generally accepted accounting principles (GAAP), was $7.5 million for the three months ended September 30, 2008, compared with $7.7 million for the corresponding period of 2007. GAAP net income was $5.4 million or $0.24 per diluted share for the quarter, compared to $7.1 million or $0.27 per diluted share for the same period of 2007.

Non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles associated with our acquisitions, was $10.3 million for the three months ended September 30, 2008, representing a 19% non-GAAP operating margin and an increase compared to $10.0 million in the year ago period. Non-GAAP net income was $8.2 million, or $0.36 per diluted share, for the quarter ended September 30, 2008, an increase from $0.33 in the year ago period. Results for the third quarter include a charge of approximately $100,000 related to the relocation of Kenexa’s office in India.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash, cash equivalents and short and long-term investments of $43.9 million at September 30, 2008, a decrease from $49.3 million at the end of the prior quarter. The decrease was due to approximately $8 million used to pay contingent consideration related to previous acquisitions. The Company generated $8.7 million in positive cash from operations during the third quarter, and deferred revenue ended the quarter at $37.0 million, as compared to $38.7 million at the end of the second quarter 2008.

Other Third Quarter and Recent Business Highlights

•	More than “40” “preferred partner” customers were added during the quarter (defined as customers that spend more than $50,000 annually).

•	The average annual revenue from the Company’s top 80 customers was greater than $1.4 million, consistent with the level at the end of the prior quarter.

•	Announced that Kenexa has been awarded one of the Human Resource Executive® magazine’s 2008 Top HR Product of the Year Awards for its industry-leading product, SimSJT™: Customer Service.

•

Announced the release of a learning management system, Kenexa Learning Management (KLM), which further expands Kenexa’s global talent management offerings and enables customers to rely on the company as a single source of recruiting, onboarding, assessment, learning, performance, career development, succession planning and employee lifecycle survey solutions.

Business Outlook

Based on information as of today, November 3, 2008, the Company is issuing guidance for the fourth quarter and full year 2008 as follows:

Fourth Quarter 2008: The Company expects revenue to be $45.0 million to $47.0 million, non-GAAP operating income to be $6.3 million to $7.0 million. Assuming a 22% effective tax rate for reporting purposes and 22.6 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.22 to $0.25.

Full Year 2008: The Company expects total revenue to be $203.6 million to $205.6 million, non-GAAP operating income to be $36.6 million to $37.3 million. Assuming a 22% effective tax rate and 22.9 million shares outstanding, Kenexa expects its non-GAAP diluted earnings per share to be $1.29 to $1.32. Full year 2008 results include a non-recurring expense associated with the opening of a new office location in India in the first quarter that is being recognized over 2008.

Fourth quarter and full year 2008 non-GAAP guidance excludes the impact of restructuring charges associated with a 12% reduction in workforce. The Company currently estimates the related restructuring charge will be in the range of $2.0 million to $2.5 million, which is expected to be recognized during the fourth quarter of 2008.

Conference Call Information

Kenexa will host a conference call today, November 3, 2008, at 5:00 pm (Eastern Time) to discuss the Company’s financial results. To access this call, dial 888-663-2241 (domestic) or 913-312-0949 (international). A replay of this conference call will be available through November 10, 2008, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 8766493. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These statements may contain, among other things, guidance as to future revenue and earnings, operations, expected benefits from acquisitions, prospects of the business generally, intellectual property and the development of products. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions. Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Kenexa believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kenexa’s financial condition and results of operations. The Company’s management uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. Kenexa urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Kenexa presents the following non-GAAP financial measures in this press release: non-GAAP income from operations before income taxes and interest income or expense; non-GAAP net income; non-GAAP sales and marketing expense; non-GAAP general and administrative expense; non-GAAP research and development expense; non-GAAP net income per diluted earnings per share; and non-GAAP effective tax as described below. The Company’s non-GAAP financial measures exclude stock-based compensation and amortization of acquired intangible assets related to the Company’s acquisitions.

Stock-based compensation. Stock-based compensation consists of expenses for stock options and stock awards that the Company began recording in accordance with SFAS 123(R) during the first quarter of 2006. Stock-based compensation was $1.3 million for the three months ended September 30, 2008 and $1.2 million for the three months ended September 30, 2007. Stock-based compensation expenses are excluded in the Company’s non-GAAP financial measures because share-based compensation amounts are difficult to forecast. This is due in part to the magnitude of the charges which depends upon the volume and timing of stock option grants, which are unpredictable and can vary dramatically from period to period, and external factors such as interest rates and the trading price and volatility of the Company’s common stock. The Company believes that this exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. Amortization of acquired intangible assets was $1.5 million for the three months ended September 30, 2008, and $1.0 million for the three months ended September 30, 2007, respectively. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Research and development (“R&D”) credits and the related consulting fees incurred to identify those credits. R&D credits relate to R&D activities performed from 2003 to 2005, and reduce the Company’s tax expense. These tax credits totaling $0.8 million were claimed in the Company’s third quarter tax filing and are reflected in the Company’s September 30, 2007 financial statements. The R&D tax credit is excluded from the Company’s non-GAAP financial measures in the current quarter because of the one-time nature of the look-back adjustment. The related consulting fees totaling $0.1 million, incurred to identify the R&D tax credits were also excluded from the Company’s non-GAAP financial measures in the current quarter for the same reason cited above.

Each of non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, and estimated non-GAAP effective tax rate are each components necessary to calculate non-GAAP income from operations before income taxes and interest income, non-GAAP net income from operations and non-GAAP diluted earnings per share and are calculated by adjusting the corresponding GAAP measure for the applicable period by the applicable portion of stock-based compensation and amortization of acquired intangible assets.

About Kenexa

Kenexa (NASDAQ:KNXA) is a global leader in building the world’s greatest workforces using a combination of software, employee research science and business process optimization. Kenexa’s global solutions include applicant tracking, onboarding, recruitment process outsourcing, employment branding, skills and behavioral assessments, structured interviews, performance management, multi-rater feedback surveys, employee engagement surveys and HR Analytics. Kenexa is headquartered in Wayne, PA. (outside Philadelphia). Additional information about Kenexa and its global products and services can be accessed at www.kenexa.com.

Note to Editors: Kenexa is a registered trademark of Kenexa Corporation. Other product or service names mentioned herein remain the property of their respective owners.

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Contact

MEDIA CONTACT:
	Sarah Teten Kenexa (800) 391-9557 sarah.teten@kenexa.com	Jeanne Achille The Devon Group (732) 224-1000, ext. 11 jeanne@devonpr.com

INVESTOR CONTACT:
Kori Doherty ICR (617) 956-6730 kdoherty@icrinc.com

Kenexa Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Subscription	$43,031	$38,233	$125,855	$109,929
Other Revenue	10,995	8,564	32,819	24,249

Total revenue	54,026	46,797	158,674	134,178
Cost of revenue	16,461	13,705	46,739	37,737

Gross profit	37,565	33,092	111,935	96,441

Operating expenses:
Sales and marketing	10,298	8,816	31,175	26,140
General and administrative	12,649	9,625	37,487	29,063
Research and development	3,756	4,717	12,605	13,337
Depreciation and amortization	3,337	2,269	8,766	5,175

Total operating expenses	30,040	25,427	90,033	73,715
Income from operations	7,525	7,665	21,902	22,726
Interest income	255	1,072	1,216	2,169

Income from operations before income taxes	7,780	8,737	23,118	24,895
Income tax expense	2,356	1,660	6,955	7,310

Net income	$5,424	$7,077	$16,163	$17,585

Basic net income per share	$0.24	$0.28	$0.71	$0.70

Weighted average shares used to compute net income per share - basic	22,551,225	25,455,504	22,852,499	24,948,592

Diluted net income per share	$0.24	$0.27	$0.70	$0.69

Weighted average shares used to compute net income per share - diluted	22,788,468	25,846,605	23,084,524	25,362,312

Kenexa Corporation and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2008	December 31, 2007
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$19,498	$38,032
Short-term investments	6,597	58,423
Accounts receivable, net of allowance for doubtful accounts of $1,791 and $761	37,439	31,893
Unbilled receivables	8,573	2,423
Income tax receivable	—	2,008
Deferred income taxes	3,432	2,399
Prepaid expenses and other current assets	4,030	3,356

Total current assets	79,569	138,534

Long-term investments	17,820	—
Property and equipment, net of accumulated depreciation	27,571	17,620
Software, net of accumulated amortization	3,157	1,557
Goodwill	191,104	173,502
Intangible assets, net of accumulated amortization	14,920	10,134
Deferred financing costs, net of accumulated amortization	439	663
Other assets	8,986	5,879

Total assets	$343,566	$347,889

Liabilities and Shareholders’ equity
Current liabilities
Accounts payable	$7,259	$5,812
Notes payable, current	40	49
Commissions payable	961	1,025
Accrued compensation and benefits	6,117	8,363
Other accrued liabilities	6,502	6,298
Deferred revenue	36,996	35,076
Capital lease obligations	187	140

Total current liabilities	58,062	56,763

Capital lease obligations, less current portion	121	94
Notes payable, less current portion	49	73
Deferred income taxes	8,006	3,246
Other noncurrent liabilities	74	65

Total liabilities	66,312	60,241

Commitments and Contingencies
Shareholders’ equity
Preferred stock, par value $0.01; 100,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value; 100,000,000 shares authorized; 22,559,891 and 24,032,446 and shares issued, respectively	225	240
Additional paid-in capital	268,408	291,942
Accumulated other comprehensive (loss) income	(1,601)	1,407
Retained earnings / Accumulated deficit	10,222	(5,941)

Total shareholders’ equity	277,254	287,648

Total liabilities and shareholders’ equity	$343,566	$347,889

Non-GAAP income from operations and net income excludes stock-based compensation and amortization of intangibles:

	Three Months Ended September 30,
	2008	2007
	(unaudited)	(unaudited)
Non-GAAP income from operations reconciliation:

Income from operations	$7,525	$7,665

Add back:
Stock-based compensation expense	1,256	1,175
One time consulting fee related to R&D credit carryback	—	122
Amortization of intangibles associated with acquisitions	1,526	1,022

Non-GAAP income from operations	$10,307	$9,984

Non-GAAP income from operations as a percentage of revenue	19%	21%

Weighted average shares used to compute net income per share - basic	22,551,225	25,455,504

Dilutive effect of options and restricted stock units	237,243	391,101

Weighted average shares used to compute net income per share - diluted	22,788,468	25,846,605

Net income	$5,424	$7,077

Add back:
Stock-based compensation expense	1,256	1,175
One time consulting fee related to R&D credit carryback	—	122
Amortization of intangibles associated with acquisitions	1,526	1,022
Less: One time benefit of R&D carryback	—	(822)

Non-GAAP net income	$8,206	$8,574

Non-GAAP net income per diluted share	$0.36	$0.33

Non-GAAP tax rate calculation
Income from operations after interest income and before income taxes	7,780	8,737

Add back:
Stock-based compensation expense	1,256	1,175
One time consulting fee related to R&D credit carryback	—	122
Amortization of intangibles associated with acquisitions	1,526	1,022

Non-GAAP Income from operations before income taxes	10,562	11,056

Income tax expense on operations	2,356	1,660
Plus one time tax benefit of R&D tax credit	—	822

Non-GAAP tax rate	22%	23%

Other Non-GAAP measures referenced on earnings call excludes stock based compensation:
Gross profit	$37,565	$33,092
Add: stock-based compensation expense	96	91

Non-GAAP gross profit	$37,661	$33,183

Sales and marketing	$10,298	$8,816
Less: stock-based compensation expense	(68)	(326)

Non-GAAP sales and marketing	$10,230	$8,490

General and administrative	$12,649	$9,625

Less: One time consulting fee related to R&D credit carryback	—	(122)
Less: stock-based compensation expense	(985)	(578)

Non-GAAP general and administrative	$11,664	$8,925

Research and development	$3,756	$4,717
Less: stock-based compensation expense	(107)	(180)

Non-GAAP research and development	$3,649	$4,537

Kenexa Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities
Net Income from operations	$16,163	$17,585
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,766	5,175
Non-cash interest expense	—	22
Share-based compensation expense	4,430	2,959
Excess tax benefits from share-based payment arrangements	(192)	(1,353)
Amortization of deferred financing costs	224	659
Bad debt expense	146	180
Deferred income taxes (benefit)	1,213	(942)
Changes in assets and liabilities
Accounts and unbilled receivables	(2,558)	(1,273)
Prepaid expenses and other current assets	(462)	7
Income taxes receivable		—
Other long-term assets	(2,659)	(372)
Accounts payable	584	403
Accrued compensation and other accrued liabilities	(2,424)	(1,368)
Commissions payable	(64)	(457)
Deferred revenue	1,919	1,888
Other liabilities	8	(112)

Net cash provided by operations	25,094	23,001

Cash flows from investing activities
Purchases of property and equipment	(16,609)	(7,360)
Purchases of available-for-sale securities	(25,195)	(81,737)
Sales of available-for-sale securities	57,931	—
Acquisitions, net of cash acquired	(29,747)	(11,406)
Net cash deposited in escrow for acquisitions	(80)	(1,610)

Net cash used in investing activities	(13,700)	(102,113)

Cash flows from financing activities
Net repayments under line of credit agreement	—	(65,000)
Repayments of notes payable	(33)	(324)
Proceeds from common stock issued through Employee Stock Purchase Plan	255	159
Repurchase of common shares	(29,842)	—
Excess tax benefits from share-based payment arrangements	192	1,353
Net Proceeds from public offering	—	130,398
Deferred financing costs	—	(102)
Net Proceeds from option exercises	366	1,555
Repayment of capital lease obligations	(174)	(170)

Net cash (used in) provided by financing activities	(29,236)	67,869

Effect of exchange rate changes on cash and cash equivalents	(692)	882

Net decrease in cash and cash equivalents	(18,534)	(10,361)
Cash and cash equivalents at beginning of year	38,032	42,502

Cash and cash equivalents at end of period:	$19,498	$32,141

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$138	$740
Income taxes	$2,987	$3,948
Noncash investing and financing activities
Capital Leases	$260	$19
Stock issuance for acquisition	$—	$3,824
Stock issuance for earn out	$1,050	$650